Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Reports Results for Second Quarter of Fiscal 2026

●	Uranium Sales at $101 per Pound - Demonstrating the Strength of UEC’s Unhedged Strategy
●	$818 Million of Liquid Assets, and No Debt(1)
●	Advancing the Largest U.S. Uranium Resource Base, Providing Multi-Decade Production Scalability Aligned with U.S. Policy Support and Anticipated Structural Supply Deficits
●	Building America’s Only Vertically Integrated Uranium Fuel Supply Chain from Mining to Refining and Conversion

Fiscal Q2 2026 Operational Highlights:

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New Uranium Production Capacity Constructed in Wyoming and Texas: Four new field-tested header houses were completed at Christensen Ranch in-situ recovery (“ISR”) operations, and construction of Burke Hollow ISR project was finalized, positioning both for scalable production growth. Expansion is ready for operations pending regulatory approvals.

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Maintaining Low-Cost Production Profile: During the second fiscal quarter of 2026, 45,743 pounds of uranium concentrate was produced at a Total Cost per Pound(2) of $44.14 (Cash Cost per Pound(2) $39.66), driven by only two active header houses at Christensen Ranch. Since commissioning, Total Cost per Pound(2) has been $37.28, including Cash Cost per Pound(2) of $30.52 across 244,321 pounds, highlighting sustained operational efficiency.

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Burke Hollow ISR Project is Operationally Ready: Completed construction of America’s newest ISR production facility. The Texas team is preparing for startup, awaiting the state regulator’s final approval of the Drilling and Completion Report for the waste disposal well as per standard protocol in starting a new ISR operation.

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Christensen Ranch Expansion Expected to Deliver Scalable Production: The majority of production has been from two active header houses. Four new header houses have been completed and three additional header houses are being constructed, with production expected to commence on receipt of state regulatory approval.

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Irigaray Plant Fully Optimized – Started 24/7 Operations: A full refurbishment of the calciner was completed allowing the start of 24/7 operations at the Irigaray Central Processing Plant (“CPP”). Accordingly, drying and drumming of in-process inventory has resumed during the quarter.

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Expediting Development at Third New ISR Uranium Project: Delineation drilling continued at the fully permitted Ludeman ISR Project’s first wellfield, supporting multiple header houses. Engineering of the satellite ion-exchange plant and manufacturing of ion-exchange vessels is progressing.

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Accelerating Plans for Sweetwater including First Wellfield Development: A 200-hole delineation drilling program on the first wellfield at Sweetwater commenced on March 2, 2026. Engineering for mill refurbishment has been initiated. Installation of 23 cased monitor wells and the coring program for advanced metallurgical testing was completed during the quarter.

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Roughrider Pre-Feasibility Progressing: Core drilling is over 30% complete to support the pre-feasibility study (“PFS”) for the world class Roughrider Project in the Athabasca Basin of Saskatchewan, Canada. At the same time, UEC is working with SaskPower towards a Definition Phase Agreement for a high-voltage power connection to the project.

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United States Uranium Refining & Conversion Corp (“UR&C”): To support an expedited plan, various work tracts intensified, including government discussions, the feasibility study with Fluor Corporation (“Fluor”), expansion of the size of the project technical and licensing teams, and a siting study.

Fiscal Q2 2026 Financial Highlights:

●	Robust Balance Sheet: $818 million in liquid assets(1), including cash of $486 million, with no debt at quarter-end.
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Demonstrated Strength of Unhedged Strategy: Sales at $101 per pound, substantially above the average uranium spot price of $80.76 per pound(3) for the quarter, resulting in revenue of $20.2 million and gross profit of $10.0 million from the sales of 200,000 pounds U₃O₈ from UEC’s physical portfolio.

●

Strong Inventory Position: 1,456,000 pounds of U₃O₈ at January 31, 2026, valued at $144 million at market prices(1), excluding 244,321 pounds of precipitated uranium and dried and drummed U3O8 at the Irigaray CPP.

U.S. Uranium Policy Developments:

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Presidential Proclamation – Section 232 Critical Minerals Investigation: On January 14, 2026, President Trump issued a Presidential Proclamation directing negotiations under Section 232 to address national security risks associated with imports of processed critical minerals and their derivative products, including uranium. The investigation concluded that the U.S. is overly reliant on foreign processing capacity and lacks secure domestic supply chains following ore extraction, including conversion into oxide concentrates and metal forms.

Uranium was formally added to the U.S. Geological Survey Critical Minerals List in November 2025 and is explicitly covered by the investigation. Negotiators are tasked with pursuing supply chain agreements, including potential minimum import price mechanisms, with a status report due July 13, 2026, after which additional trade remedy measures may be considered.

Corpus Christi, TX, March 10, 2026 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has filed its Quarterly Report on Form 10-Q for the quarter ended January 31, 2026.

Amir Adnani, President and CEO, stated:

“This quarter we reached a significant milestone for UEC with completing the construction of Burke Hollow, the newest ISR uranium mine in the U.S. We are very proud of our team, many of whom have been involved in this project since its discovery in 2012.

We expanded our ISR production capacity in Wyoming and South Texas, which are awaiting final regulatory approvals. With the unprecedented growth in the sector, our industry is experiencing regulatory growing pains. This level of activity has not been seen in the U.S. in over fifteen years. A coordinated industry working group has been established to engage constructively with state regulators to support responsible and timely production expansion approvals. UEC is actively involved in advancing these collaborative efforts while maintaining our commitment to operational excellence and environmental stewardship.

In parallel, we ramped up efforts on feasibility, siting and licensing at United States Uranium Refining & Conversion Corp, positioning UEC to address the national security gap in America’s nuclear fuel supply chain. Our objective remains clear: to build the only vertically integrated U.S. nuclear fuel supply chain platform with uranium mining to domestic conversion capability.

During the quarter, we sold uranium at pricing over 25% of the quarterly average, which demonstrates the advantage of our unhedged approach to inventory management in a strengthening uranium market.

With $818 million in liquid assets(1) and no debt at the end of the quarter, UEC maintains one of the strongest balance sheets in the sector. Combined with the largest uranium resource base in the United States, we are uniquely positioned to scale production and respond quickly to evolving U.S. policy initiatives, including potential Section 232 remedies and long-term national security procurement requirements.”

Powder River Basin, Wyoming, Hub-and-Spoke ISR Operations

Hub: Irigaray CPP; Spokes: Christensen Ranch and Ludeman

As of January 31, 2026, accumulated production from Christensen Ranch was approximately 244,000 pounds of precipitated uranium and dried and drummed U3O8 at the Irigaray CPP resulting in Total Cost per Pound(2) at $37.28, including Cash Cost per Pound(2) of $30.52.

UEC continued to develop new production areas at Christensen Ranch during the quarter. Delineation drilling expanded in wellfield 12 and 8 and 10-extensions. Mine development advanced further with well installation in wellfield 10-extension and 12, as well as installation of the monitor well ring in wellfield 10-extension. Additionally, construction was completed on four new header houses in wellfield 11, with three additional header houses being installed in wellfield 12 and 10-extension.

In parallel with activities at the Christensen Ranch mine, process upgrades at the Irigaray CPP continued in the second quarter of fiscal 2026, including refurbishment of the calciner to increase throughput of dried yellowcake. Updates included components as recommended by the manufacturer to increase operational efficiency. As a result, drying and packaging is now running with 24/7, two shift operations.

At Ludeman, the Company’s third new ISR project located 10 miles northeast of Glenrock, Wyoming, delineation drilling was ~80% completed at the end of the fiscal quarter. This work will assist wellfield pattern design currently underway.

South Texas Hub-and-Spoke ISR Operations

Hub: Hobson CPP; Spoke: Burke Hollow

A major milestone was achieved with the construction completion of Burke Hollow. Drilling, casing, and underreaming of wells in the initial production area within the first wellfield is complete. The wellfield is comprised of 129 injection and recovery wells that have been tested for mechanical integrity and will provide initial feed to the ion-exchange (“IX”) plant.

The buildout of the satellite IX plant, including IX columns, IX resin, and water treatment systems with an overall capacity of 2,500 gallons per minute was completed. IX is a filtration system which removes liquid uranium from groundwater before it is dried and processed into U3O8 at the Hobson CPP. Additionally, all bulk chemicals including oxygen, carbon dioxide, and others have been delivered in preparation for startup of UEC’s hub and spoke operations in South Texas.

In December 2025 the Drilling and Completion Report for the waste disposal well was submitted to the Texas Commission on Environmental Quality (“TCEQ”) for their review. The waste disposal well will facilitate production operations, as well as restoration at the completion of mining activities.

As the TCEQ completes its review, which is standard procedure for commencing a new ISR operation, UEC has carried out pre-operational inspections of the wellfield, IX plant, and disposal well. With the increased level of industry activity, there is regulatory backlog, which has led to slower than normal review times for submissions. To further improve the efficiency of startup, the Company has continued with training for key operational processes.

Sweetwater, Wyoming, Hub-and-Spoke Development

Our first milestone in the FAST-41 process was completed in the second fiscal quarter with the submission of the Sweetwater Plan of Operations for ISR operations to the Bureau of Land Management (“BLM”) on November 14, 2025. BLM finalized their completeness review of the submission on March 3, 2026, the second milestone in the FAST-41 process. The next steps are meetings with BLM to determine the level of National Environmental Policy Act review that will be necessary for final approval of the project on federal lands.

The installation of 23 cased monitor wells and the coring program for advanced metallurgical testing was completed during the quarter. We commenced a 200-hole delineation drilling program in the first wellfield at Sweetwater on March 2, 2026.

Wood Group has been engaged to conduct the assessment of refurbishment requirements for the Sweetwater Plant for both conventional and ISR operations. Wood commenced this work on March 2, 2026.

Roughrider Project, Saskatchewan

As part of the Pre-Feasibility Study, UEC started a 34,000-meter conversion core drilling program, including targets across the West Zone, East Zone and Far East Zone, aiming to convert inferred estimated resources into the indicated category at the Roughrider Project. Of the planned drilling more than 30% has been completed.

UEC has engaged Tetra Tech Canada Inc. to provide lead technical services for the preparation of the PFS for the Roughrider Project. Key trade-off studies, including the proposed mine access have been completed and are in alignment with the Initial Assessment study completed in November 2024. Concurrently, UEC is working with SaskPower towards a Definition Phase Agreement for a high-voltage power connection to the Roughrider Project.

The Company continues to advance Roughrider through technical and environmental studies, community engagement and assessing opportunities to further de-risk the project. The processes of updating the environmental baseline work and Indigenous engagement should support a future Environmental Impact Assessment required for uranium production.

United States Uranium Refining & Conversion Corp

During the quarter, UR&C, a wholly owned subsidiary of UEC, progressed a feasibility study with its contractor, Fluor for a state-of-the-art American uranium refining and conversion facility.

In support of the feasibility study, a detailed siting study was initiated for the planned facility, and the review of various sites across the U.S. is underway. All sites are undergoing a rigorous evaluation with respect to site and civil characteristics, environment and permitting requirements, logistics, utility infrastructure, and the available workforce.

Several key technical personnel were added to the UR&C team, as well as Fluor’s engineering team. Additionally, Fluor began preparing for licensing of the facility with the placement of key licensing and permitting personnel.

Conference Call Details

A conference call will be held at 11:00 a.m. ET (8:00 a.m. PT) on Tuesday, March 10, 2026, to discuss the Company's results, upcoming catalysts and current market conditions. To participate, please use one of the following methods:

Webinar: Click Here

North America (toll-free): 1-877-270-2148

International: 1-412-902-6510

An accompanying presentation will be available on UEC’s website at www.uraniumenergy.com and a replay of the event will be available following the presentation.

For further information, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2026, which includes the Company’s unaudited interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, and is available on the Company's website at www.uraniumenergy.com and under its profile at www.sec.gov.

Notes:

1.

As at January 31, 2026. Liquid assets consist of cash, accounts receivable, equity securities and uranium inventories. Does not include inventory in-process or dried and drummed concentrate at the Irigaray CPP. Market values for securities are based on applicable closing prices as at January 31, 2026 and for uranium inventories are based on the spot price quoted on UxC ConverDyn as of such date.

2.

Total Cost per Pound and Cash Cost per Pound are not measures of financial performance under accounting principles generally accepted in the United States ("GAAP") and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See “Non-GAAP Measures” below.

3.	UxC LLC Historical Ux Daily Prices.

The technical information in this news release has been reviewed and approved by Dayton Lewis, P. Geo., UEC’s V.P., Wyoming Resource Development, who is a Qualified Person for the purposes of SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing uranium company. The Company controls the largest uranium resource base and the most licensed production capacity in the United States, totaling approximately 12 million pounds per year across its Wyoming and South Texas platforms. In Canada, the Company controls one of the most extensive land and resource portfolios in the Athabasca Basin, anchored by the Roughrider Project in Saskatchewan. Through its wholly owned subsidiary, United States Uranium Refining & Conversion Corp, UEC is pursuing domestic refining and conversion capabilities to further strengthen the U.S. nuclear fuel supply chain. UEC maintains a 100% unhedged uranium strategy, providing full exposure to uranium market fundamentals. The Company is managed by professionals with decades of experience across uranium exploration, development, production, and fuel cycle infrastructure.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Non-GAAP Measures

This news release includes reference to "Total Cost per Pound", “Cash Cost per Pound” and “Non-Cash per Pound”, which do not have standardized meanings under GAAP. We define: (i) Total Cost Per Pound as the addition to in-process inventory and uranium concentrates from extraction (each a component of inventories on the consolidated balance sheets) for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 produced in such period; (ii) Cash Cost Per Pound as the addition to in-process inventory and uranium concentrates from extraction (each a component of inventories on the consolidated balance sheets), excluding depreciation, depletion and amortization, for the applicable period divided by the quantity (in pounds) of precipitated uranium and dried and drummed U3O8 in such period; and (iii) Non-Cash Cost Per Pound as the difference between Total Cost per Pound and Cash Cost per Pound. We believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors and other stakeholders also use this information to evaluate our operating and financial performance. The use of these performance measures is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Our definition of these measures may differ from other mining companies and therefore may not be comparable. These non-GAAP measures should be read in conjunction with our consolidated financial statements for the applicable periods.

(in thousands of dollars, except cost per pound)		Three Months Ended January 31, 2026	Six Months Ended January 31, 2026	Cumulative Since Beginning Of Fiscal 2025

Cash Production Costs	A	$1,509	$3,121	$5,924
Add
Production-Based Royalties		67	168	356
Ad Valorem and Severance Tax		238	576	1,176
Total Production-Based Royalties and Taxes	B	305	744	1,532
Total Cash Costs	C=A+B	$1,814	$3,865	$7,456
Add
Depreciation, depletion and amortization		205	511	1,652
Total Non-Cash Costs	D	$205	$511	$1,652

Total Costs	E=C+D	$2,019	$4,376	$9,108

Precipitated Uranium and Dried and Drummed Uranium Concentrate (pounds)	F	45,743	114,355	244,321

Cash Production Costs Per Pound	G=A/F	$32.99	$27.29	$24.25
Production-Based Royalties, Ad Valorem and Severance Tax Per Pound	H=B/F	6.67	6.51	6.27
Total Cash Cost Per Pound		$39.66	$33.80	$30.52
Total Non-Cash Cost Per Pound	I=D/F	4.48	4.47	6.76
Total Cost Per Pound	J=G+H+I	$44.14	$38.27	$37.28

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” "pending" or “potential.” Forward-looking statements in this news release may include, without limitation, statements regarding: the Company's expectations for its projects, including future work programs, regulatory approvals and planned development activities, the proposed PFS at Roughrider, the impacts of governmental initiatives and the Company's plans and goals respecting UR&C. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to differ materially. These risks and uncertainties may include, among others: proposed exploration and development activities may not produce anticipated results; variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of necessary capital, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations; any deterioration in political support for nuclear energy or uranium mining; changes in government regulations and policies; changes in demand for nuclear power; any failure to obtain necessary permits and approvals from government authorities; weather and other natural phenomena; and the other risk factors set forth in the Company’s most recent annual report on Form 10-K and its other filings with the Securities and Exchange Commission, available under its profile at www.sec.gov. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Any forward-looking statement speaks only as of the date on which its made and the Company does not undertake any obligation to release publicly revisions to any forward-looking statement, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement.